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                                  EXHIBIT 21.1
                          SUBSIDIARIES OF THE COMPANY
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
NAME                                                          JURISDICTION OF INCORPORATION


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
Chattem (Canada) Inc.                               Canada

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Chattem (U.K.) Limited                              United Kingdom

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Signal Investment & Management Co.                  Delaware

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HBA Insurance Ltd.                                  Bermuda
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